UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
May 12, 2005

POSITRON CORPORATION
(Exact name of registrant as specified in its charter)

Texas	000-24092	76-0083622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1304 Langham Creek Drive, Suite 300, Houston, Texas	77084
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code
(281) 492-7100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ÿ ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ÿ ☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ÿ ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ÿ ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 12, 2005 Positron Corporation (the "Company") entered into a Warrant Purchase Agreement (the "Purchase Agreement") with Carlos Sao Paulo, Sofia Salema Garcao, Maria Madalena Pimental and José Maria Salema Garção (the "Warrant Holders") for the exchange of warrants issued to them in 1999 by the Company for new warrants. The warrant exchange was conducted pursuant to the financing transactions entered into between the Company and Imagin Diagnostic Centres, Inc. ("Imagin") on May 21, 2004 (the "Imagin financing"). Under the Purchase Agreement, the Warrant Holders surrendered warrants exercisable for an aggregate of 7,650,000 shares of Common Stock at an exercise price of $0.30 per share (the "Old Warrants"), for new warrants to purchase an aggregate of 3,825,000 shares Common Stock at an exercise price of $0.02 per share (the "Exchange Warrants"). All of the Old Warrants were surrendered by the Warrant Holders in a timely manner for exchange. The Exchange Warrants expire on the later of (i) August 31, 2005, or (ii) the date on which a registration statement filed with the Securities Exchange Commission permitting a sale of the shares issuable upon exercise of the warrant shall have become effective and shall have remained effective for a period of six months. The Company is obligated to reissue the balance of the 7,650,000 warrants surrendered by the Warrant Holders (3,825,000 warrants) to Imagin pursuant to the Imagin financing (the "Imagin Warrants"). The Imagin Warrants allow the holder to purchase shares of Positron's common stock for $0.02 per share during an exercise period ending May 21, 2009. Concurrent with this transaction Positron issued such warrants. In a related transaction, Positron amended an aggregate of 7,650,000 warrants to purchase shares of its Common Stock at an exercise price of $0.05 per share (the "Amended Warrants") to extend the expiration date to the later of (i) August 31, 2005, or (ii) the date on which a registration statement filed with the Securities Exchange Commission permitting a sale of the shares issuable upon exercise of the warrant shall have become effective and shall have remained effective for a period of six months.

Item 1.02. Termination of a Material Definitive Agreement

In connection with the transactions described in Item 1.01 above, the Company and the Warrant Holders canceled the Old Warrants, which were exercisable for a total of 7,650,000 shares of Common Stock. The information set forth under Item 1.01 "Entry into a Material Definitive Agreement" is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

As described in Item 1.01 above, on May 12, 2005 the Company issued the Exchange Warrants, the Imagin Warrants and the Amended Warrants. None of such securities nor the shares of the Common Stock issuable upon exercise thereof were registered under the of Securities Act of 1933. The Company issued the Exchange Warrants and the Amended Warrants in transactions exempt from the registration requirements of the Act by virtue of the exemptions provided for in Regulation S, Section 3(a)(9) and Section 4(2) of the Act. The Exchange Warrants may be repurchased by the Company at $0.0001 per share at any time after August 31, 2004, provided the closing price of the Company's Common Stock on the OTC Bulletin Board shall have been at least $0.25 per share for 20 consecutive trading days. The Company issued the Imagin Warrants in a transaction exempt from the registration requirements of the Act by virtue of the exemptions provided for in Regulation S and Section 4(2) of the Act. The information set forth under Item 1.01 "Entry into a Material Definitive Agreement" is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits
Exhibit 10.1	Warrant Purchase Agreement by and among Positron Corporation, Carlos Sao Paulo, Sofia Salema Garcao, Maria Madalena Pimental and José Maria Salema Garção dated May 12, 2005.

Exhibit 10.2	Form of warrant issued in connection with warrant exchange.

Exhibit 10.3	Form of amendment of warrant.

Exhibit 10.4	Warrant issued to Imagin Diagnostic Centres, Inc.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

POSITRON CORPORATION

Date: May 15, 2005	By:	/s/ Gary H. Brooks
Gary H. Brooks
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Page No.

10.1	Warrant Purchase Agreement by and among Positron Corporation, Carlos Sao Paulo, Sofia Salema Garcao, Maria Madalena Pimental and, José Maria Salema Garção dated May 12, 2005.	10.1-1

10.2	Form of warrant issued in connection with warrant exchange.	10.2-1

10.3	Form of amendment of warrant.	10.3-1

10.4	Warrant issued to Imagin Diagnostic Centres, Inc.	10.4-1